EXHIBIT 10.37

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE: Medical Care Technologies Inc.

We agree with the Company’s statements regarding the discovery and reporting of errors in previously issued financial statements. We are also in agreement with management’s intentions regarding the restatements discussed in this Form 8-k.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

July 16, 2012